                                                                    EXHIBIT 10.2

Amended and Restated
Committed Line of Credit Note

$3,000,000.00                                                   January 23, 2006

FOR VALUE RECEIVED, Media Sciences, Inc., a New Jersey corporation (the
"Borrower"), with an address at 8 Allerman Road, Oakland, Bergen County, NJ
07436-3324, promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the
"Bank"), in lawful money of the United States of America in immediately available funds at its offices located at Two Tower Center Boulevard, East
Brunswick, New Jersey 08816, or at such other location as the Bank may designate from time to time, the principal sum of THREE MILLION AND 00/100 DOLLARS
($3,000,000.00) (the "Facility") or such lesser amount as may be advanced to or for the benefit of the Borrower hereunder, together with interest accruing on the outstanding principal balance from the date hereof, all as provided below.

     1. Credit Facility/Charges The credit facility covered by this Note is a revolving line of credit under which the Borrower may request and the Bank, subject to the terms and conditions of this Agreement and the Loan Documents (as defined below), will: (i) accept and discount drafts drawn by the Borrower on the Bank (each a "Bankers' Acceptance") subject to an aggregate sub-limit on
Bankers' Acceptances of $1,000,000.00, and (ii) make direct advances, from time to time until the Expiration Date, in the aggregate amount at any time outstanding not to exceed $3,000,000.00 (the "Line of Credit"). The "Expiration
Date" means November 30, 2007, or such later date as may be designated by the
Bank by written notice to the Borrower. The Borrower acknowledges and agrees that in no event will the Bank be under any obligation to extend or renew the
Line of Credit beyond the Expiration Date.

 (a)     Bankers' Acceptances.

(i) Each request for a Bankers' Acceptance must be accompanied by a certificate signed by the Borrower in form and substance satisfactory to the Bank. The availability of Bankers' Acceptances and direct borrowings under the Line of
Credit shall be reduced by the face amount of each Bankers' Acceptance issued and outstanding (whether or not honored). Unless approved by the Bank, each
Bankers' Acceptance shall have a maturity date of not more than one hundred eighty (180) days from the date of its creation and, in no event, beyond the
Expiration Date.

(ii) The Bank shall discount each Bankers' Acceptance by deducting from the face amount of the draft: (a) a discount determined by applying the Bank's Discount
Rate (as hereinafter defined) to such face amount for the period from acceptance to maturity; and (b) an acceptance commission equal to two hundred twenty five
(225) basis points (2.25%) of the face amount of such draft for the period from acceptance to maturity; both calculated on the basis of a year of three hundred sixty (360) days and shall make the net amount available to the Borrower by crediting the Borrower's demand deposit account with the Bank. The Borrower agrees to immediately repay the face amount of the Bankers' Acceptance when it is honored by the Bank. "Discount Rate" means the Bank's prevailing discount rate for bankers' acceptances having face amounts and maturities comparable to those of the draft to be discounted, as determined by the Bank on the date of discount.

(iii) Neither the Bank nor any of its directors, officers, or employees shall be liable for any action taken or omitted under or in connection with any Bankers'
Acceptance, any draft to which a Bankers' Acceptance relates or any document(s)
relating or pertaining to a Bankers' Acceptance. The Bank shall be entitled to act (and shall be fully protected against any claim of loss by the Borrower occasioned by the lack, or claimed lack, of authenticity or authority of the issuance of any draft or signature thereon, in acting) upon any oral or written communication or instrument reasonably believed by the Bank to be genuine and correct and to have been made by a proper person.

(iv) The Borrower further agrees that, in the event that any Bankers' Acceptance shall not, in the reasonable opinion of the Bank, meet all the requirements for
"eligible" Bankers' Acceptances under Section 13 of the Federal

Reserve Act (the "Act") or any change in the applicable law, the Borrower shall indemnify the Bank against any loss or expense incurred by the Bank, directly or indirectly, arising out of such ineligibility including, without limitation, any cost of maintaining reserves in respect of such Bankers' Acceptance and any loss or expense resulting from the illiquidity of the market for ineligible bankers'
acceptances. If the Bank sustains or incurs any such costs, expenses or losses, it shall from time to time notify the Borrower of the amount determined in good faith by the Bank (which good faith determination shall be conclusive absent manifest error) to be necessary to indemnify the Bank for such loss or expense.
Such amount shall be due and payable by the Borrower to the Bank on demand.

(b) Direct Borrowings.

         (i) Direct borrowings will bear interest at a rate per annum which is at all times equal to the Prime Rate plus zero percent (0.00%). Interest will be calculated based on the actual number of days that principal is outstanding over a year of 360 days. As used herein, "Prime Rate" shall mean the rate publicly announced by the Bank from time to time as its prime rate. The Prime Rate is not tied to any external rate of interest or index, and does not necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers. If and when the Prime Rate changes, the rate of interest on this Note will change automatically without notice to the Borrower, effective on the date of any such change. In no event will the rate of interest hereunder exceed the maximum rate allowed by law.

         (ii) A request for advance made by telephone must be promptly confirmed in writing by such method as the Bank may require. The Borrower authorizes the
Bank to accept telephonic requests for advances, and the Bank shall be entitled to rely upon the authority of any person providing such instructions. The
Borrower hereby indemnifies and holds the Bank harmless from and against any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees and expenses) which may arise or be created by the acceptance of such telephone requests or making such advances. The Bank will enter on its books and records, which entry when made will be presumed correct, the date and amount of each advance, as well as the date and amount of each payment made by the Borrower.

2. Payment Terms. Payment shall be made in the amounts and on the dates required in the Loan Documents that relate to each Bankers' Acceptance. Accrued interest on direct borrowings will be due and payable on the 1st day of each month, beginning with the payment due on February 1, 2006. The outstanding principal balance and any accrued but unpaid interest shall be due and payable on the
Expiration Date.

If any payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State where the Bank's office indicated above is located, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment. The Borrower hereby authorizes the Bank to charge the Borrower's deposit account at the Bank for any payment when due hereunder. Payments received will be applied to charges, fees and expenses (including attorneys'
fees), accrued interest and principal in any order the Bank may choose, in its sole discretion.

3. Late Payments; Default Rate. If the Borrower fails to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note within fifteen (15) calendar days of the date due and payable, the
Borrower also shall pay to the Bank a late charge equal to the lesser of five percent (5%) of the amount of such payment or $150.00 (the "Late Charge"). Such fifteen (15) day period shall not be construed in any way to extend the due date of any such payment. Upon maturity, whether by acceleration, demand or otherwise, and at the Bank's option upon the occurrence of any Event of Default
(as hereinafter defined) and during the continuance thereof, amounts outstanding under this Note shall bear interest at a rate per annum (based on the actual number of days that principal is outstanding over a year of 360 days) which shall be five percentage points (5%) in excess of the interest rate in effect from time to time under this Note but not more than the maximum rate allowed by law (the "Default Rate"). The Default Rate shall continue to apply whether or not judgment shall be entered on this Note. Both the Late Charge and the Default
Rate are imposed as liquidated

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damages for the purpose of defraying the Bank's expenses incident to the handling of delinquent payments, but are in addition to, and not in lieu of, the
Bank's exercise of any rights and remedies hereunder, under the other Loan
Documents or under applicable law, and any fees and expenses of any agents or attorneys which the Bank may employ. In addition, the Default Rate reflects the increased credit risk to the Bank of carrying a loan that is in default. The
Borrower agrees that the Late Charge and Default Rate are reasonable forecasts of just compensation for anticipated and actual harm incurred by the Bank, and that the actual harm incurred by the Bank cannot be estimated with certainty and without difficulty.

4. Prepayment. The direct borrowing indebtedness evidenced by this Note may be prepaid in whole or in part at any time without penalty. Notwithstanding the foregoing, if the Facility is terminated by the Borrower before the Expiration
Date, the Borrower shall pay the Bank a termination fee of $15,000; the termination fee will be waived if thirty (30) days advance notice is provided to the Bank.

5. Other Loan Documents. This Note is issued in connection with a letter agreement or loan agreement between the Borrower and the Bank, dated on or before the date hereof, and the other agreements and documents executed and/or delivered in connection therewith or referred to therein, the terms of which are incorporated herein by reference (as amended, modified or renewed from time to time, including, without limitation all instruments heretofore and hereafter delivered that relate to each Bankers' Acceptance, collectively the "Loan
Documents"), and is secured by the property (if any) described in the Loan
Documents and by such other collateral as previously may have been or may in the future be granted to the Bank to secure this Note.

6. Events of Default. The occurrence of any of the following events will be deemed to be an "Event of Default" under this Note: (i) the nonpayment of any principal, interest or other indebtedness under this Note when due; (ii) the occurrence of any event of default or any default and the lapse of any notice or cure period, or any Obligor's failure to observe or perform any covenant or other agreement, under or contained in any Loan Document or any other document now or in the future evidencing or securing any debt, liability or obligation of any Obligor to the Bank; (iii) the filing by or against any Obligor of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and, in the case of any such proceeding instituted against any Obligor, such proceeding is not dismissed or stayed within 30 days of the commencement thereof, provided that the Bank shall not be obligated to advance additional funds hereunder during such period); (iv) any assignment by any Obligor for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of any Obligor held by or deposited with the Bank; (v) a default with respect to any other indebtedness of any Obligor for borrowed money, if the effect of such default is to cause or permit the acceleration of such debt; (vi) the commencement of any foreclosure or forfeiture proceeding, execution or attachment against any collateral securing the obligations of any Obligor to the
Bank; (vii) the entry of a final judgment against any Obligor and the failure of such Obligor to discharge the judgment within ten (10) days of the entry thereof; (viii) any material adverse change in any Obligor's business, assets, operations, financial condition or results of operations; (ix) any Obligor ceases doing business as a going concern; (x) any representation or warranty made by any Obligor to the Bank in any Loan Document or any other documents now or in the future evidencing or securing the obligations of any Obligor to the
Bank, is false, erroneous or misleading in any material respect; (xi) if this
Note or any guarantee executed by any Obligor is secured, the failure of any
Obligor to provide the Bank with additional collateral if in the Bank's opinion at any time or times, the market value of any of the collateral securing this
Note or any guarantee has depreciated below that required pursuant to the Loan
Documents or, if no specific value is so required, then in an amount deemed material by the Bank; (xii) the revocation or attempted revocation, in whole or in part, of any guarantee by any Obligor; or (xiii) the death, incarceration, indictment or legal incompetency of any individual Obligor or, if any Obligor is a partnership or limited liability company, the death, incarceration, indictment or legal incompetency of any individual general partner or member. As used herein, the term "Obligor" means any Borrower and any guarantor of, or any pledgor, mortgagor or other person or entity providing collateral support for, the Borrower's obligations to the Bank existing on the date of this Note or arising in the future.

Upon the occurrence of an Event of Default: (a) the Bank shall be under no further obligation to make advances or otherwise extend credit hereunder; (b) if an Event of Default specified in clause (iii) or (iv) above shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable

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hereunder shall be immediately due and payable without demand or notice of any kind; (c) if any other Event of Default shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at the Bank's option and without demand or notice of any kind, may be accelerated and become immediately due and payable; (d) at the
Bank's option, this Note will bear interest at the Default Rate from the date of the occurrence of the Event of Default; and (e) the Bank may exercise from time to time any of the rights and remedies available under the Loan Documents or under applicable law.

7. Right of Setoff. In addition to all liens upon and rights of setoff against the Borrower's money, securities or other property given to the Bank by law, the
Bank shall have, with respect to the Borrower's obligations to the Bank under this Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and the Borrower hereby grants the Bank a security interest in, and hereby assigns, conveys, delivers, pledges and transfers to the Bank, all of the Borrower's right, title and interest in and to, all of the Borrower's deposits, moneys, securities and other property now or hereafter in the possession of or on deposit with, or in transit to, the Bank or any other direct or indirect subsidiary of The PNC Financial
Services Group, Inc., whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to the Borrower. Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Bank, although the Bank may enter such setoff on its books and records at a later time.

8. Indemnity. The Borrower agrees to indemnify each of the Bank, each legal entity, if any, who controls, is controlled by or is under common control with the Bank, and each of their respective directors, officers and employees (the
"Indemnified Parties"), and to hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified
Party may consult and all expenses of litigation and preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified
Party by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Borrower), in connection with or arising out of or relating to the matters referred to in this Note or in the other Loan Documents or the use of any advance hereunder, whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Borrower, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority; provided, however, that the foregoing indemnity agreement shall not apply to any claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party's gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Note, payment of any advance hereunder and the assignment of any rights hereunder. The Borrower may participate at its expense in the defense of any such action or claim.

9. Miscellaneous. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder ("Notices") must be in writing
(except as may be agreed otherwise above with respect to borrowing requests) and will be effective upon receipt. Notices may be given in any manner to which the parties may separately agree, including electronic mail. Without limiting the foregoing, first-class mail, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices.
Regardless of the manner in which provided, Notices may be sent to a party's address as set forth above or to such other address as any party may give to the other for such purpose in accordance with this paragraph. No delay or omission on the Bank's part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Bank's action or inaction impair any such right or power. The
Bank's rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity. No modification, amendment or waiver of, or consent to any departure by the Borrower from, any provision of this Note will be effective unless made in a writing signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. The Borrower agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Bank in the enforcement of its rights in this
Note and in any security therefor, including without limitation reasonable fees and expenses of the Bank's counsel. If any provision of this

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Note is found to be invalid, illegal or unenforceable in any respect by a court, all the other provisions of this Note will remain in full force and effect. The
Borrower and all other makers and indorsers of this Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment. The Borrower also waives all defenses based on suretyship or impairment of collateral. If this Note is executed by more than one Borrower, the obligations of such persons or entities hereunder will be joint and several. This Note shall bind the
Borrower and its heirs, executors, administrators, successors and assigns, and the benefits hereof shall inure to the benefit of the Bank and its successors and assigns; provided, however, that the Borrower may not assign this Note in whole or in part without the Bank's written consent and the Bank at any time may assign this Note in whole or in part.

This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank's office indicated above is located. THIS
NOTE WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE BANK AND THE
BORROWER DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE BANK'S
OFFICE INDICATED ABOVE IS LOCATED, EXCLUDING ITS CONFLICT OF LAWS RULES. The
Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district where the Bank's office indicated above is located; provided that nothing contained in this Note will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and the
Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

10. Authorization to Obtain Credit Reports. By signing below, each Borrower who is an individual provides written authorization to the Bank or its designee (and any assignee or potential assignee hereof) to obtain the Borrower's personal credit profile from one or more national credit bureaus. Such authorization shall extend to obtaining a credit profile in considering this Note and subsequently for the purposes of update, renewal or extension of such credit or additional credit and for reviewing or collecting the resulting account.

11. Amendment and Restatement. This Note amends and restates, and is in substitution for, that certain Commited Line of Credit Note in the original principal amount of $3,000,000.00 payable to the order of the Bank, dated
December 16, 2004, and delivered by Media Sciences, Inc. and Cadapult Graphic
Systems,Inc. as co-borrowers (the "Existing Note"). However, without duplication, this Note shall in no way extinguish, cancel or satisfy the unconditional obligation to repay all indebtedness evidenced by the Existing
Note or constitute a novation of the Existing Note. Nothing herein is intended to extinguish, cancel or impair the lien priority or effect of any security agreement, pledge agreement or mortgage with respect to any of the obligations hereunder and under any other document relating hereto including, without limitation, the Loan Documents dated December 16, 2004.

12. WAIVER OF JURY TRIAL. THE BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS THE
BORROWER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY
NATURE RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS
NOTE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER
ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Borrower acknowledges that it has read and understood all the provisions of this Note, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

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WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

WITNESS / ATTEST:                           Media Sciences, Inc.

/s/ Denise Hawkins                          By: /s/ Michael W. Levin
----------------------------                   -------------------------------
                                                                        (SEAL)
Denise Hawkins,                             Michael W. Levin, President
Secretary

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